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                                                                 Exhibit (23)(e)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Calloway's Nursery, Inc. on Forms S-8 (File Nos. 33-46170, 33-82192 and 333-63291) of our report dated November 10, 1997, on our audit of the consolidated statements of operations, shareholders' equity and cash flows of Calloway's Nursery, Inc. for the year ended September 30, 1997, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Fort Worth, Texas

December 28, 1999